UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)                    December 19, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Hollywood Media Corp. (“Hollywood Media”) was held on December 19, 2011 (the “Annual Meeting”).  At the Annual Meeting, the following matters were submitted to a vote of the holders of Hollywood Media’s common stock: (i) a proposal to elect five directors nominated by Hollywood Media’s Board of Directors; and (ii) a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2011.

Both proposals were approved by Hollywood Media’s shareholders at the Annual Meeting.  The voting results were as follows:

Vote On Election of Directors

All of the following nominees were elected as directors, each to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, with the following voting results:

Director Nominee	Votes For	Votes Withheld
Mitchell Rubenstein	7,817,729	4,193,674
Laurie S. Silvers	7,817,729	4,193,674
Harry T. Hoffman	7,813,968	4,197,435
Robert D. Epstein	7,813,991	4,197,412
Stephen Gans	9,871,118	2,140,285

Vote on Ratification of Public Accounting Firm

The proposal to ratify the selection of Kaufman, Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2011 was approved by the following voting results:

Votes
For	18,123,595
Against	13,707
Abstain	3,931
Broker Non-Votes	-

SECTION 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: December 21, 2011
	By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: Chief Financial Officer